SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2009 (December 16, 2009)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                  REGULATION FD DISCLOSURE.

a) On December 16, 2009, the Registrant (“Chembio”) entered into a Firm Fixed Price Subcontract Agreement with Battelle Memorial Institute (“Battelle”) pursuant to Battelle’s prime contract with the Center for Disease Control and Prevention (“CDC”) for the development of a point-of-care (“POC”) DPP® FLU (including seasonal and novel influenza viruses) Immuno-Status Assay using Chembio proprietary DPP technology for a cost of $811,140.

The subcontract is to commence on December 28, 2009 and shall continue through August 30, 2010.  Battelle has the right to exercise either one or both of two options: a) the production of an additional 300 prototypes for an added cost of $23,080 and b) the production of an additional 5,000 prototypes for an added cost of $67,690.

Payments are to be made on the attainment of certain milestones throughout the contract period.

b) On December 17, 2009, the Company issued a press release entitled “Chembio Enters $900,000 Development Contract with Contractor to CDC for Point of Care Influenza Test”.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

99.1	Press Release entitled “Chembio Enters $900,000 Development Contract with Contractor to CDC for Point of Care Influenza Test” dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 17, 2009                                                Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Chembio Enters $900,000 Development Contract with Contractor to CDC for Point of Care Influenza Test” dated December 17, 2009.